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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of iVillage Inc. of our report dated February 22, 2002 relating to the financial statements and financial statement schedules of Promotions.com, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



                                                   /s/PricewaterhouseCoopers LLP


New York, New York
March 15, 2002